Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of February 24, 2015 by and among First Busey Corporation (“First Busey”), Busey Bank (the “Bank,” and together with First Busey, “Employer”) and John J. Powers (“Executive”).

RECITALS

A.            Employer and Executive entered into an Employment Agreement effective as of December 31, 2011 (the “Employment Agreement”), pursuant to which Executive serves as Executive Vice President, General Counsel.

B.            Employer and Executive wish to amend certain terms and provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained herein, the parties hereby agree as follows:

1.             Section 4(g)(i) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

(i)            If this Agreement and Executive’s employment hereunder are terminated by Employer without Cause pursuant to Section 4(a), or by Executive for Good Reason pursuant to Section 4(c), Employer shall pay Executive an amount equal to one hundred percent (100%) (or two hundred percent (200%) if the foregoing terminations occur within one (1) year after the occurrence of a Change in Control) of the sum of (A) Executive’s then applicable Base Salary, plus (B) the amount of the most recent performance bonus that Employer paid to Executive pursuant to Section 3(b) (the “Severance Payment”).  Employer shall also reimburse Executive for up to twelve (12) months (or eighteen (18) months if the foregoing terminations occur within one (1) year after the occurrence of a Change in Control) for continuing coverage under Employer’s health insurance pursuant to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Executive remains eligible for, and elects, such COBRA continuation for such period following the effective date of termination, provided further that to the extent Executive paid a portion of the premium for such benefit while employed Executive shall continue to pay such portion during the period of continuation hereunder and any period of continuation hereunder shall be credited against the continuation rights under COBRA.

2.             Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST BUSEY CORPORATION and
BUSEY BANK		EXECUTIVE

By:	/s/ VAN A. DUKEMAN	/s/ JOHN J. POWERS
	Van A. Dukeman	John J. Powers
President and Chief Executive Officer Of First Busey Corporation